As filed with the Securities and Exchange Commission on February 24, 2003
                                  Registration Nos. 333-48552 and 333-48552-01
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------


                  POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                               --------------

BancWest Corporation                Delaware                   99-0156159
 BancWest Capital I                 Delaware                   99-0351988
 BancWest Capital II                Delaware                   99-0351989

(Exact Name of Each Registrant   (State or Other            (I.R.S. Employer
 as Specified in its Charter)    Jurisdiction of             Identification
                                 Incorporation or                Number)
                                  Organization)

                                --------------

                               999 Bishop Street
                            Honolulu, Hawaii 96813
                                (808) 525-7000
   (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)
                                --------------

                           William E. Atwater, Esq.
                   Senior Vice President and General Counsel
                             BancWest Corporation
                               999 Bishop Street
                            Honolulu, Hawaii 96813
                                (808) 525-7000
           (Name, Address, including Zip Code, and Telephone Number,
                  including Area Code, of Agent for Service)
                                --------------

                       Copies of all correspondence to:

                              Lee Meyerson, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                         New York, New York 10017-3954
                           Telephone: (212) 455-2000
                                --------------

     Approximate Date of Commencement of Proposed Sale to the Public: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or reinvestment plans, check the following box. [_]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. [_]


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

                         DEREGISTRATION OF SECURITIES

     A Registration Statement on Form S-3 (Registration Nos. 333-48552 and 333-48552-01) was originally filed with the U.S. Securities and Exchange Commission (the "Commission") on October 25, 2000 by the Registrants (the "Registration Statement"). The total principal amount of securities registered by the Registrants under the Registration Statement was $300,000,000, of which $150,000,000 remain unsold. On December 20, 2001, BancWest Corporation merged with a subsidiary of BNP Paribas, as a result of which BancWest Corporation became a wholly owned subsidiary of BNP Paribas. The offering of the securities by the Registrants has subsequently been terminated.

     Pursuant to the undertaking of the Registrants contained in the section in Part II of the Registration Statement entitled "Undertakings", the Registrants hereby request that the unsold Capital Securities, Guarantees, and Junior Subordinated Debentures be removed from registration by means of this Post-Effective Amendment No. 1.

     The Registrants intend to carry forward any excess registration fees they paid in connection with the Registration Statement to be used in future registrations pursuant to Rule 457(p) under the Securities Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Honolulu, State of Hawaii, on February 24, 2003.

                                BANCWEST CORPORATION


                                By:/s/ WALTER A. DODS, JR.
                                   --------------------------------------
                                   Walter A. Dods, Jr.
                                   Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed on February 24, 2003 by the following persons in the capacities indicated.

              Signature                                 Title
              ---------                                 -----

 /s/   WALTER A. DODS, JR.                  Chairman, Chief Executive
----------------------------------------    Officer and Director
         Walter A. Dods, Jr.

 /s/   DOUGLAS C. GRIGSBY                   Executive Vice President and
----------------------------------------    Chief Financial Officer (Principal
         Douglas C. Grigsby                 Financial and Accounting Officer)


*/s/   JACQUES ARDANT                       Director
----------------------------------------
              Jacques Ardant


*/s/   JULIA ANN FROHLICH                   Director
----------------------------------------
              Julia Ann Frohlich


*/s/   ROBERT A. FUHRMAN                    Director
----------------------------------------
              Robert A. Fuhrman


*/s/   PAUL MULLIN GANLEY                   Director
----------------------------------------
              Paul Mullin Ganley


*/s/   DAVID M. HAIG                        Director
----------------------------------------
              David M. Haig



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


*/s/   JOHN A. HOAG                         Director
----------------------------------------
              John A. Hoag


*/s/   BERT T. KOBAYASHI, JR.               Director
----------------------------------------
              Bert T. Kobayashi, Jr.


*/s/   MICHEL LARROUILH                     Director
----------------------------------------
              Michel Larrouilh


*/s/   PIERRE MARIANI                       Director
----------------------------------------
              Pierre Mariani


*/s/   FUJIO MATSUDA                        Director
----------------------------------------
              Fujio Matsuda


*/s/   DON J. MCGRATH                       President, Chief Operating
----------------------------------------    Officer and Director
              Don J. McGrath


*/s/   RODNEY R. PECK                       Director
----------------------------------------
              Rodney R. Peck


*/s/   JOHN K. TSUI                         Director
----------------------------------------
              John K. Tsui


*/s/   JACQUES HENRI WAHL                   Director
----------------------------------------
              Jacques Henry Wahl


*/s/   ROBERT C. WO                         Director
----------------------------------------
              Robert C. Wo


_________________

*   By Power of Attorney


    /s/ WALTER A. DODS, JR.                 Attorney-In-Fact
    -----------------------------------
    Name:  Walter A. Dods, Jr.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Honolulu, State of Hawaii, on February 24, 2003.

                                  BANCWEST CAPITAL I

                                  By: BANCWEST CORPORATION, as Sponsor

                                  By: /s/  WALTER A. DODS, JR.
                                      ---------------------------------------
                                      Name:   Walter A. Dods, Jr.
                                      Title:  Chairman and Chief Executive
                                              Officer

                                  BANCWEST CAPITAL II

                                  By: BANCWEST CORPORATION, as Sponsor

                                  By: /s/  WALTER A. DODS, JR.
                                      ---------------------------------------
                                      Name:   Walter A. Dods, Jr.
                                      Title:  Chairman and Chief Executive
                                              Officer



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